Exhibit 99.2

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of May 1, 2025 (the “Effective Date”), is entered into by and between electroCore, Inc., a Delaware corporation (“Parent”), and Equiniti Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).

PREAMBLE

WHEREAS, Parent, Nexus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and NeuroMetrix, Inc., a Delaware corporation (the “Company”) have entered into an Agreement and Plan of Merger dated as of December 17, 2024 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the merger as a subsidiary of Parent (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, as a result of the consummation of the Merger, the holders of Company Common Stock, Company RSAs, Company RSUs and, if and when applicable pursuant to the terms of the Merger Agreement, Company Preferred Stock and Company Options (with each such term as defined in the Merger Agreement; and such holders, collectively, the “Holders”), will become entitled to receive certain contingent cash payments as hereinafter described;

WHEREAS, the Company has entered into certain Disposition Agreements (as defined below), pursuant to which the Company has agreed to dispose of certain of the DPNCheck® Assets as described therein;

WHEREAS, pursuant to the Disposition Agreements, and in accordance with the terms and conditions thereof, the applicable Buyer (as defined below) agreed to make certain payments to the Company, including upon the achievement of certain milestones and occurrence of certain events; and

WHEREAS, Parent has agreed, pursuant to the terms of the Merger Agreement, to enter into this Agreement to provide the Holders with the right to receive certain future contingent payments (if any) arising out of (i) sales of the Company’s products marketed under the brand name Quell or (ii) proceeds received by the Company with respect to the Dispositions (as defined below).

NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the benefit of all Holders, as follows:

Article 1
DEFINITIONS

Section 1.01 Definitions. The following terms shall have the meanings ascribed to them as follows:

“Acting Holders” means any Holder or Holders of at least fifty percent (50%) of the outstanding CVRs as set forth on the CVR Register.

“Affiliate” means with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such first person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Buyer” means any person or entity who has entered into a Disposition Agreement with the Company.

“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any subsidiary (direct or indirect) of Parent), (b) a merger, consolidation or other business combination involving Parent in which Parent is not the surviving entity or (c) any other transaction (including any issuance of securities) involving Parent in which the holders of voting securities of Parent immediately prior to such transaction collectively own securities representing less than 50% of Parent’s voting power immediately after such transaction, in the case of each of the foregoing clauses (a), (b) and (c), whether effected directly or indirectly, and whether effected in a single transaction or a series of related transactions.

“Company Entity” means any of Parent, the Company or their respective Affiliates.

“CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement.

“Disposition” means the relevant sale, license, transfer or other disposition of any of the DPNCheck® Assets as provided in a Disposition Agreement.

“Disposition Agreement” means each of the following: (a) that certain Asset Purchase Agreement, dated as of January 16, 2025, by and between the Company and Fukuda Denshi Co., Ltd.; and (b) that certain Asset Purchase Agreement, dated as of April 25, 2025, by and among the Company, Alera MedTech LLC and Impulse Medical Technologies, Inc., d/b/a The Electrode Store.

“Distribution” means, for any given Distribution Period:

(a) an amount equal to (i) Pre-MRIP Adjusted Proceeds, minus (ii) all MRIP Contingent Consideration payable pursuant to, and as defined in, Section 5.19 of the Merger Agreement, with respect to the Pre-MRIP Adjusted Proceeds for such Distribution Period (which MRIP Contingent Consideration shall be paid by Parent separately pursuant to Section 5.19 of the Merger Agreement, and assuming such payment is made);

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divided by (b) the aggregate number of CVRs held by Holders as reflected in the CVR Register as of the close of business on the last day of such Distribution Period.

“Distribution Calculation Date” means (a) July 1, 2025, and (b) thereafter, the 1st day of January of each calendar year.

“Distribution Period” means the period from, and including, a Distribution Calculation Date to, but excluding, the next Distribution Calculation Date; provided that (a) the initial Distribution Period shall commence on, and include, the Effective Date and end on, but exclude, the first Distribution Calculation Date and (b) in the event that any Gross Proceeds shall have been received by any Company Entity prior to July 1, 2025, the Pre-MRIP Adjusted Proceeds with respect to such Distribution Period shall only include eighty percent (80%) of such Gross Proceeds, and the remaining twenty percent (20%) of any Gross Proceeds received by any Company Entity during such Distribution Period shall be deferred for Distribution in connection with the Distribution Period ending on December 31, 2025.

“DPNCheck® Assets” means any assets, technology and intellectual property rights that are owned by, assigned to, or exclusively licensed by the Company and relating solely to the DPNCheck® Business, in each case, in existence on the date of the Merger Agreement.

“DPNCheck® Business” means the development, manufacturing, production, import, export, use, sale, commercialization, promotion, marketing, disposition or other exploitation of the Company’s medical device currently marketed under the brand name “DPNCheck®,” which is a nerve conduction test used to evaluate peripheral neuropathies, as such activities are conducted by or on behalf of the Company as of the date of the Merger Agreement.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereby.

“First Net Sales Period” means the twelve-month period beginning on the first day of the first full calendar month after the Effective Date.

“First Quell Net Sales Payment” means an amount equal to the lesser of (a) eight percent (8%) of the Quell Net Sales during the First Net Sales Period and (b) $500,000; provided that if eight percent (8%) of the Quell Net Sales during the First Net Sales Period is less than $25,000, the First Quell Net Sales Payment shall be $0.00.

“First Reserve Release Date” means July 1, 2025.

“Gross Proceeds” means, with respect to any Distribution Period during the Term, without duplication, the sum of all cash consideration (including any upfront payments, milestone payments, royalties and other amounts) paid to any Company Entity during such Distribution Period under any Disposition Agreement.

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“Legal Proceeding” means any actual or threatened action, suit, litigation, arbitration, proceeding (including any legal, arbitral, civil, criminal, administrative, investigative or appellate proceeding), claim, charge, complaint, indictment, hearing or other similar legal proceeding commenced, brought, conducted or heard by or before (or threatened to be commenced, brought, conducted or heard by or before), or otherwise involving, any court or other governmental entity, any arbitrator or arbitration panel, mediator, or other tribunal.

“Litigation Expenses” means expenses incurred by any Company Entity during the Litigation Reserve Period in connection with, or in respect of any settlement of, a Legal Proceeding that either (a) was pending against a Company Entity immediately prior to the Effective Time or (b) is filed or otherwise initiated against a Company Entity during the Litigation Reserve Period and to the extent such Legal Proceeding is in respect of claims arising out of or relating to events which occurred before or on the Effective Time.

“Net Sales Period” means each of the First Net Sales Period and the Second Net Sales Period.

“Net Sales Person” means any Company Entity, any person or entity that is (directly or indirectly) granted a license or sublicense to practice any rights pertaining to any Quell Products, or any person or entity to whom any rights or assets pertaining or relating to any Quell Product are transferred or assigned.

“Officer’s Certificate” means a certificate (a) signed by an authorized officer of Parent or the Company, in his or her capacity as such, and (b) delivered to the Rights Agent.

“Permitted Transfer” means a transfer of one or more CVRs (a) upon death by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) made pursuant to a court order; (d) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner.

“Pre-MRIP Adjusted Proceeds” means, for any given Distribution Period during the Term, (a) Gross Proceeds received by the Company Entities during such Distribution Period, plus (b) the First Quell Net Sales Payment (with respect to the Distribution Period during which the First Net Sales Period ends), plus (c) the Second Quell Net Sales Payment (with respect to the Distribution Period during which the Second Net Sales Period ends), plus (d) with respect to the Distribution Period during which the First Reserve Release Date has occurred, an amount equal to $125,000 minus the amount of Reserve Expenses and Litigation Expenses incurred by any Company Entity up to the First Reserve Release Date, plus (e) with respect to the Distribution Period during which the Second Reserve Release Date has occurred, an amount equal to the remaining balance of the Reserve Proceeds (which shall be zero to the extent there are no further amounts remaining in the Reserve as of the Second Reserve Release Date), minus (f) Transaction Expenses of the Company Entities with respect to or incurred during such Distribution Period. For the avoidance of doubt, to the extent that a calculation of Pre-MRIP Adjusted Proceeds yields a negative number, then (i) the Pre-MRIP Adjusted Proceeds for such Distribution Period shall be zero and (ii) the absolute value of such negative number shall be treated as Transaction Expenses of the Company Entities for the next Distribution Period.

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“Quell Net Sales” means, with respect to a Net Sales Period, the total gross amount that is collected by or on behalf of any Net Sales Person for the sale of any Quell Products to third parties, less deductions for: (a) customs and excise duties, tariffs and other taxes related to the sales to the extent that such items are included in the gross amount invoiced; (b) amounts repaid or credited by reason of product returns; (c) normal and customary trade, quantity and prompt settlement discounts (including chargebacks and allowances) actually allowed; and (d) freight, transportation, warehousing, packaging and shipping charges to the extent that such items are included in the gross amount invoiced.

“Quell Products” means any of the Company’s prescription wearable neurotherapeutics devices currently marketed under the brand name “Quell.”

“Requisite Holders” means any Holder or Holders of at least twenty percent (20%) of the outstanding CVRs as set forth on the CVR Register.

“Reserve” means a reserve in the aggregate amount of $250,000, as such reserve has been reflected in the Net Cash Schedule (as such term is defined in the Merger Agreement), for payment of potential (a) Litigation Expenses and (b) Reserve Expenses.

“Reserve Expenses” means expenses (whether current, contingent, accrued or otherwise) or accounts payable of any Company Entity that existed as of immediately prior to the Effective Time or arising out of, or resulting from, the operation of the business of any Company Entity before the Effective Time, in each case to the extent (a) not deducted, provided for or otherwise reflected on the final Net Cash Schedule delivered to Parent by the Company pursuant to the Merger Agreement and (b) not required to be incurred or paid by Parent pursuant to the Merger Agreement. For the avoidance of doubt and without limitation, “Reserve Expenses” shall include any costs, expenses or liabilities incurred by any Company Entity to the extent arising out of the termination of the Company’s 401(k) plan existing as of immediately prior to the Effective Time.

“Reserve Proceeds” means the balance of any amounts in the Reserve that shall not have been expended by any Company Entity for payment of Litigation Expenses or Reserve Expenses by the end of the Second Reserve Release Date.

“Second Net Sales Period” means the twelve-month period beginning on the first day after the end of the First Net Sales Period.

“Second Reserve Release Date” means the date that is twenty-four (24) months following the Effective Date.

“Second Quell Net Sales Payment” means an amount equal to the lesser of (a) six percent (6%) of the Quell Net Sales during the Second Net Sales Period and (b) an amount equal to (i) $500,000 minus (ii) the amount of the First Quell Net Sales Payment; provided that if six percent (6%) of the Quell Net Sales during the Second Net Sales Period is less than $25,000, the Second Quell Net Sales Payment shall be $0.00.

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“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations promulgated thereby.

“Term” means the period commencing on the Effective Date and ending on the earlier of (a) December 31 of the calendar year in which Parent shall have caused to be paid to the Holders pursuant to the terms hereof all Distributions with respect to all payments (including any contingent payments) contemplated to be made by the applicable Buyer pursuant to each Disposition Agreement, and (b) December 31 of the calendar year in which the five (5) year anniversary of the Effective Date shall have occurred (provided that if such five (5) year anniversary shall be during the month of December, such date shall be extended until March 31 of the immediately subsequent calendar year).

“Transaction Expenses” means, with respect to any Distribution Period during the Term, without duplication, (a) an expense reimbursement in the amount of $25,000 for each Distribution Period (pro-rated for any Distribution Period that is shorter than twelve months) to compensate the Company Entities for the administrative costs of complying with this Agreement, (b) all fees of the Rights Agent paid by the Company Entities pursuant to this Agreement for the applicable Distribution Period, (c) any payments made by any Company Entity pursuant to Section 3.02(f), Section 3.02(g) or Section 4.06 (but excluding any such payments to the extent they are (i) determined by a court of competent jurisdiction in a final and non-appealable decision or, in the case of an appealable decision, if the applicable Company Entity does not timely appeal such decision, to have arisen primarily as a result of a breach by any Company Entity of this Agreement or any Disposition Agreement or (ii) agreed to be made by a Company Entity under any compromise, settlement, stipulation or similar agreement in respect of a claim made by a party to this Agreement or any Disposition Agreement that any Company Entity has breached this Agreement or any Disposition Agreement), (d) out-of-pocket costs and expenses (if any) incurred by any of the Company Entities in connection with the termination or liquidation of any portion of the DPNCheck® Business that shall not have been the subject of a Disposition and (e) any tax imposed on the Company Entities on account of their receipt of Gross Proceeds and, without duplication, any income or other similar taxes payable by the Company Entities to the extent that such amount of tax liability would not have been incurred by the Company Entities but-for the receipt of such Gross Proceeds.

Article 2

CONTINGENT VALUE RIGHTS

Section 2.01 Holders of CVRs; Appointment of Rights Agent.

(a) The CVRs represent the rights of Holders (granted to the initial Holders as of the Effective Date and as may be additionally granted, in each case pursuant to the Merger Agreement) to receive the contingent cash payments set forth in this Agreement.

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(b) Parent hereby appoints the Rights Agent to act as rights agent for the Holders in accordance with the terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.02 Nontransferable. CVRs may not be sold, assigned, transferred, pledged, encumbered or transferred or disposed of in any other manner, in whole or in part, other than pursuant to a Permitted Transfer.

Section 2.03 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) CVRs shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the purposes of (i) identifying the Holders of CVRs and (ii) registering CVRs and Permitted Transfers thereof. Upon request of any Holder, the Rights Agent will make available to such Holder a list of the other Holders, the number of CVRs held by such Holder and the contact information maintained by the Rights Agent with respect to each Holder.

(c) Subject to the restriction on transferability set forth in Section 2.02, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in form reasonably satisfactory to the Rights Agent, duly executed by the registered Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement, register the transfer of the applicable CVRs in the CVR Register. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio. Any transfer or assignment of CVRs shall be without charge (other than the cost of any transfer tax) to the applicable Holder.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.04 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or the Company.

(a) CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable in respect of CVRs.

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(b) CVRs shall not represent any equity or ownership interest in the Company, Parent or any of their Affiliates.

Section 2.05 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or the Company without consideration therefor. Nothing in this Agreement is intended to prohibit Parent or the Company from offering to acquire CVRs for consideration in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of this Agreement, including the definition of Acting Holders and Article 5.

Article 3

THE RIGHTS AGENT

Section 3.01 Certain Duties and Responsibilities.

(a) The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith or gross negligence of the Rights Agent.

(b) Each Holder shall be deemed to have irrevocably appointed, authorized and directed the Rights Agent (including any successor in accordance with this Article 3) to act as the Rights Agent. Without limiting the generality of the foregoing, the Rights Agent shall have full power and authority, and is hereby directed, for and on behalf of the Holders, to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Rights Agent hereunder in connection with the transactions contemplated hereby or by the Acting Holders or the Requisite Holders, as applicable, in writing.

(c) The Rights Agent may in its discretion or upon the written request of the Acting Holders or the Requisite Holders, as applicable, proceed to and shall be entitled and empowered to protect and enforce the rights of the Holders hereunder by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights.

Section 3.02 Certain Rights of Rights Agent.

(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent.

(b) The Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(c) Whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate or the written direction of the Acting Holders or the Requisite Holders, as applicable.

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(d) The Rights Agent may engage and consult with counsel of its selection and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) Any permissive rights of the Rights Agent hereunder shall not be construed as a duty.

(f) Parent agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage or expense (“Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with such performance, except to the extent such Loss shall have been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s gross negligence, bad faith or willful misconduct. Parent’s obligations under this Section 3.02(f) to indemnify the Rights Agent shall survive the resignation or removal of any Rights Agent and the termination of this Agreement.

(g) In addition to the indemnification provided under Section 3.02(f), Parent agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and Parent on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent promptly upon demand for all reasonable and documented out-of-pocket expenses, including all taxes (other than income, receipt, franchise or similar taxes) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement.

Section 3.03 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(b) Parent shall have the right to remove the Rights Agent at any time by a resolution of Parent’s board of directors specifying a date when such removal shall take effect. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least 60 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(c) If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent by a resolution of Parent’s board of directors, and which successor Rights Agent shall, unless otherwise consented to in writing by the Acting Holders, be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.03(c) and Section 3.04, become the Rights Agent for all purposes hereunder.

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(d) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.04, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

(e) The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.04 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of Parent or the successor Rights Agent, such resigning or removed Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.

Article 4

COVENANTS

Section 4.01 List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, (a) with respect to Holders of CVRs granted with respect to shares of Company Common Stock, in such form as Parent receives from the Company’s former transfer agent with respect to such shares of Company Common Stock, the names and addresses of such Holders within twenty (20) Business Days following the Effective Date and (b) with respect to Holders of CVRs granted with respect to Company RSUs, Company RSAs or Company Options, the name and address of each such Holder set forth in the books and records of the Company at the Effective Time and in accordance with the terms of the Merger Agreement, within twenty (20) Business Days following the Effective Date. Thereafter, Parent shall furnish or cause to be furnished to the Rights Agent the names and addresses of any Holders to whom CVRs shall be required to be created pursuant to the Merger Agreement, including as a result of the conversion of any shares of Company Preferred Stock pursuant to the terms thereof.

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Section 4.02 Payments.

(a) Parent shall deposit, or shall cause to be deposited, with the Rights Agent for payment to the Holders, the amount of the Distribution due with respect to a Distribution Period included in the Term: (a) no later than August 1, 2025, with respect to the Distribution to be made with a Distribution Calculation Date of July 1, 2025 (if any); and (b) with respect to the remaining Distributions, no later than ten (10) days following the date that an Annual Report on Form 10-K for the year preceding the applicable Distribution Calculation Date is required to be filed by Parent pursuant to the Exchange Act (provided that, if for any reason Parent shall cease to be subject to the reporting requirements of sections 13 and 15(d) of the Exchange Act, Parent shall deposit such amounts no later than sixty (60) days following the end of the applicable Distribution Period). In each of the foregoing cases, the Rights Agent will promptly, and in any event within five (5) Business Days of deposit of such amounts, pay the applicable Distributions to the Holders.

(b) Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each payment otherwise payable pursuant to this Agreement, such amounts as the applicable Company Entity is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld and paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(c) The parties hereto agree that for U.S. federal income tax purposes, the CVRs are delivered to the Holders as partial consideration in the merger of Merger Sub with and into the Company as contemplated by the Merger Agreement, and Parent shall report the CVRs as gross proceeds from the disposition of shares of Company Common Stock and file or cause to be reported and filed all tax returns consistently therewith to the extent required by applicable law.

Section 4.03 Books and Records. During the Term and for a period of three (3) years thereafter, Parent shall, and shall cause the Company Entities to, keep records in sufficient detail to enable the Holders to determine the amounts payable hereunder.

Section 4.04 Reporting.

(a) During the Term, Parent shall provide to the Rights Agent the following information as of each date of deposit of the applicable Distribution, with respect to the corresponding Distribution Period: Gross Proceeds, Quell Net Sales (with respect to the applicable Distribution Periods and including an itemization of the deductions contemplated in the definition thereof), Litigation Expenses, Reserve Expenses, Transaction Expenses, Pre-MRIP Adjusted Proceeds, MRIP Contingent Consideration, and the calculation of Distributions, in each of the foregoing cases in accordance with the definitions thereof as set forth in this Agreement or in the Merger Agreement, as the case may be. Delivery of the reports, information and documents described in this Section 4.04(a) shall not constitute constructive notice of any information contained therein or determinable therefrom, including Parent’s compliance with any of its covenants or other obligations hereunder. All amounts described above shall be calculated in accordance with GAAP and in a manner consistent with Parent’s accounting practices and its most recent annual audited financial statements filed with the SEC, except as otherwise set forth herein.

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(b) During the Term, Parent shall make available to the Rights Agent or any designated representative of the Requisite Holders copies of development reports, royalty reports and any other material correspondence or progress reports received by the Company Entities under any Disposition Agreement within the current and the prior two calendar years.

Section 4.05 Audit Rights. The Rights Agent shall have the right to request, and if so instructed by the Requisite Holders, the Rights Agent shall request, an audit (which request shall not be made more than once per calendar year) of the applicable Distributions payable with respect to Distribution Periods in the prior calendar year and the current calendar year. The audit shall be conducted by an independent public accounting firm mutually selected by Parent and the Rights Agent. Parent may require such accounting firm to execute a reasonable confidentiality agreement with Parent prior to commencing the audit. Parent, on one hand, and the Rights Agent, on the other hand, may submit to such independent accounting firm its own positions regarding the determination of the applicable amounts of the Distributions (and the Rights Agent shall so submit the positions that the Requisite Holders shall have instructed the Rights Agent to submit), Gross Proceeds, Quell Net Sales, Litigation Expenses, Reserve Expenses and Transaction Expenses, in each case for the applicable Distribution Periods subject to such audit. The fees of the auditor shall be borne by the Holders, unless the audit reveals the underpayment of Distributions by more than 10% in the aggregate over the audited Distribution Periods, in which case Parent shall bear the costs of the audit. Following such an audit, any overpayment of Distributions shall be withheld from future Distributions, while any underpayment shall be paid to the Holders together with the next regularly occurring Distribution.

Section 4.06 Enforcement and Compliance. During the Term, Parent shall, and shall cause the applicable Company Entities to, use commercially reasonable efforts to (a) consummate the transactions contemplated by each Disposition Agreement, (b) comply in all material respects with their respective covenants, obligations and agreements under each Disposition Agreement, and (c) enforce such Company Entity’s rights under each Disposition Agreement and exercise such rights and remedies available with respect thereto, whether under such Disposition Agreement or by operation of applicable law; provided that Parent shall not be obligated to incur any costs or expenses in connection with its obligations under this Section 4.06 which costs or expenses are not reasonably expected by Parent, in its reasonable discretion, to be offset in full by Gross Proceeds to be received during the Term.

Section 4.07 Change of Control. In the event that Parent desires to consummate a Change of Control during the Term, Parent will cause the person acquiring or succeeding to Parent (if applicable pursuant to the structure of such Change of Control) in connection with such Change of Control to assume Parent’s obligations, duties and covenants under this Agreement, effective as of the effective time of such Change of Control and in an instrument supplemental hereto executed and delivered by such person to the Rights Agent.

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Article 5

AMENDMENTS

Section 5.01 Amendments Without Consent of Holders.

(a) Parent and the Rights Agent at any time or from time to time, without the consent of any of the Holders, may enter into one or more amendments hereto for any of the following purposes:

(i) to evidence the appointment of another person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall determine to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders; or

(iv) as may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Exchange Act.

(b) Promptly after the execution by the parties of any amendment pursuant to the provisions of this Section 5.01, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, including a copy of such amendment and setting forth in general terms the substance of such amendment.

Section 5.02 Amendments with Consent of Holders.

(a) In addition to any amendments to this Agreement that may be made without the consent of any Holder pursuant to Section 5.01, with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Acting Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interests of the Holders.

(b) Promptly after the execution by the parties of any amendment pursuant to the provisions of this Section 5.02, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, including a copy of such amendment and setting forth in general terms the substance of such amendment.

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Section 5.03 Execution of Amendments. In executing any amendment permitted by this Article 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon Officer’s Certificates of Parent stating that its execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.04 Effect of Amendments. Upon the execution of any amendment under this Article 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

Article 6
MISCELLANEOUS

Section 6.01 Notices. All notices, requests and other communications to the parties hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received or otherwise with acknowledgment of receipt) and shall be given:

(a) if to the Rights Agent, to:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Legal Department

Email: LegalTeamUS@equiniti.com

(b) if to Parent, to:

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

Attention: Dan Goldberger

Email: dan.goldberger@electrocore.com

with a copy to (which shall not constitute notice):

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ira Kotel and Ilan Katz

Email: ira.kotel@dentons.com; ilan.katz@dentons.com

or to such other address or email address as such party may hereafter specify for the purpose by written notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

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Section 6.02 Notice to Holders. All notices, requests and communications required to be given to the Holders shall be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.03 Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 6.04 Successors and Assigns. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns. The Rights Agent may not assign this Agreement without Parent’s prior written consent. Parent may not assign this Agreement without the prior written consent of the Acting Holders. Each of Parent’s successors and assigns shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the Distributions and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. Any attempted assignment of this Agreement or any of such rights in violation of this Section 6.04 shall be void and of no effect.

Section 6.05 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns. The Rights Agent or the Requisite Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.

Section 6.06 Governing Law. This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

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Section 6.07 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.01 shall be deemed effective service of process on such party.

Section 6.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 6.08.

Section 6.09 Severability Clause. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall for any reason be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.11 Termination. This Agreement shall be terminated and of no force or effect, and the parties hereto shall have no liability hereunder on the last day of the Term. Section 3.02(f), Article 6 and any provisions which by their own terms require performance following the end of the Term (including any payments required to be made after the end of the Term with respect to Distributions relating to Distribution Periods occurring within the Term) shall survive the expiration or termination of this Agreement in accordance with their own terms. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement will relieve any party hereto of any liability for any breach of this Agreement occurring prior to such termination.

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Section 6.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: singular terms shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d) To the extent any amounts required to be calculated or determined hereunder, including any Gross Proceeds or Transaction Expenses, are incurred or paid in a currency other than U.S. dollars, such amounts shall be converted into U.S. dollars using the applicable exchange rate in effect for the date on which such amount was paid or incurred, as reported by The Wall Street Journal.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ELECTROCORE, INC.

By:	/s/ Dan Goldberger
Name:	Dan Goldberger
Title:	President and Chief Executive Officer

EQUINITI TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President, Corporate Actions Relationship Management & Operations

Signature page to Contingent Value Rights Agreement